UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2014, the fourth and final sale (the “Fourth Draw Down”) of securities by RAIT to ARS VI Investor I, LP (formerly ARS VI Investor I, LLC) (the “Investor”) contemplated by the Securities Purchase Agreement (the “Purchase Agreement”) dated as of October 1, 2012 among RAIT, its subsidiaries RAIT Partnership, L.P., Taberna Realty Finance Trust and RAIT Asset Holdings IV, LLC, and the Investor was consummated. The Purchase Agreement and the transactions contemplated thereunder were previously reported in RAIT’s Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on October 4, 2012.

At the Fourth Draw Down, RAIT sold the following securities to the Investor for an aggregate purchase price of $35.0 million:

• 1,400,000 of RAIT’s Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series D Preferred Shares”);

• Common Share Purchase Warrants (the “Warrants”) initially exercisable for 3,475,850 of RAIT’s common shares of beneficial interest, par value $0.03 per share (the “Common Shares”) (which have subsequently adjusted to 3,553,609 Common Shares as of the date of the filing of this report); and

• Common Share Appreciation Rights (the “SARs”) initially exercisable with respect to 2,357,483.45 Common Shares (which have subsequently adjusted to 2,410,222.92 Common Shares as of the date of the filing of this report).

After giving effect to the Fourth Draw Down, the following RAIT securities have been issued, and none of such securities remain issuable, pursuant to the Purchase Agreement, in the aggregate:

• 4,000,000 Series D Preferred Shares;

• Warrants exercisable for 9,931,000 Common Shares (which have subsequently adjusted to 10,153,168 Common Shares as of the date of the filing of this report); and

• SARs exercisable with respect to 6,735,667 Common Shares (which have subsequently adjusted to 6,886,351.2 Common Shares as of the date of the filing of this report).

The Investor paid RAIT aggregate gross proceeds of $100.0 million for these securities. The Warrants and SARs each had an initial strike price of $6.00 per common share, subject to adjustment. As of the filing of this report, each of the Warrant and SARs strike price has adjusted to $5.87 per common share. The number of Common Shares underlying the Warrants and SARs and relevant exercise price are subject to further adjustment in defined circumstances. RAIT will not be obligated to issue in excess of 9,931,000 Common Shares, in the aggregate, upon exercise of the Warrants unless RAIT elects to seek, and obtains, shareholder approval for the issuance of such excess Common Shares in accordance with NYSE listing requirements. RAIT will pay cash or issue a 180 day unsecured promissory note, or a combination of the foregoing, equal to the market value of any Common Shares it cannot issue as a result of this limit. RAIT will not issue any Common Shares upon exercise of the SARs. RAIT expects to use the net proceeds from the Fourth Draw Down to fund its origination and investment activities, including conduit loans and bridge loans.

Disclosure concerning the other terms and conditions of the Series D Preferred Shares, the Warrants and the SARs, the transfer and registration thereof and of the securities underlying the Warrants and the Series D Preferred Shares and the covenants in the Purchase Agreement and the Series D Preferred Shares, the Warrants and the SARs is incorporated by reference from the Prior 8-K. The above summaries of the Warrants and SARs issued at the Fourth Draw Down do not purport to be complete and are qualified in their entirety by the Warrants and SARs attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein. The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Andrew M. Silberstein serves as a Trustee on RAIT’s Board of Trustees as the Investor Board Designee (as defined in the Prior 8-K). Mr. Silberstein is an equity owner of Almanac Realty Investors, LLC (“Almanac”) and the President of the Investor and holds indirect equity interests in the Investor. At each closing under the Purchase Agreement, RAIT is required to pay Almanac or its designee a fee equal to 4% of the amount funded at that closing. In connection with the Fourth Draw Down, RAIT paid Almanac a fee of $1,400,000. In addition, a subsidiary of RAIT receives fees for managing a securitization collateralized, in part, by $25.0 million of trust preferred securities issued by Advance Realty Group and an affiliate of Almanac owns an interest in Advance Realty Group and Almanac receives fees in connection with this interest.

Item 3.02 Unregistered Sales of Equity Securities.

The consummation of the Fourth Draw Down was made pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder. The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

March 27, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

4.1	Common Share Purchase Warrant No. 4 dated March 27, 2014 issued by RAIT Financial Trust to ARS VI Investor I, LP (the “Investor”).
4.2	Common Share Appreciation Right No. 4 dated March 27, 2014 issued by RAIT Financial Trust to the Investor.